EXHIBIT 99.1




    STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER
                         OF THE PEOPLES HOLDING COMPANY
                       PURSUANT TO 18 U.S.C. SECTION 1350



Each of the undersigned hereby certifies in his capacity as an officer of The Peoples Holding Company and its subsidiary (collectively the "Company") that this Quarterly Report on Form 10-Q for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



DATE:  November 14, 2002                 /s/  E. Robinson McGraw
                                        -----------------------
                                        E. Robinson McGraw
                                        Chief Executive Officer


DATE:  November 14, 2002                 /s/  Stuart R. Johnson
                                        -----------------------
                                        Stuart R. Johnson
                                        Chief Financial Officer